As filed with the Securities and Exchange Commission on May 27, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GDS Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)
Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People’s Republic of China
+86-21-2029-2200
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168, United States
+1 800-221-0102
(Name, address, and telephone number of agent for service)

Mr. Daniel Newman Chief Financial Officer F4/F5, Building C, Sunland International No. 999 Zhouhai Road Pudong, Shanghai 200137 People’s Republic of China +86-21-2029 2200	Copies to: Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road, Central, Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
GDS Holdings Limited
CLASS A ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 36 of this prospectus.
The ADSs are listed on the Nasdaq Global Market under the symbol “GDS.” On May 23, 2025, the last reported sale price of the ADSs on the Nasdaq Global Market was US$28.50 per ADS. Our ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “9698.” On May 27, 2025, the last reported trading price of our ordinary shares on the Hong Kong Stock Exchange was HK$27.50 per share.
Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our Articles of Association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as Mr. William Wei Huang, the founder, chairman of the board, and chief executive officer of our company, continues to have beneficial ownership in not less than 2.75% of the then issued share capital of our company on an as converted basis (subject to certain exclusions), the holders of Class B ordinary shares will also have the right to nominate five directors to our board of directors, which directors shall be subject to the voting arrangements described above. See “Description of Share Capital.”

Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.
GDS Holdings Limited is not an operating company in mainland China, but instead is a Cayman Islands holding company. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in telecommunications-related businesses, including the provision of value-added telecommunications services, or VATS. Our internet data center businesses are classified as VATS by the PRC government. Accordingly, we operate substantially all of these business operations in mainland China through the consolidated variable interest entities, or VIEs, and their subsidiaries, as well as through our subsidiaries, and rely on contractual arrangements to control the business operations of the consolidated VIEs. GDS Holdings Limited has no equity ownership in the consolidated VIEs. As used in this prospectus, “GDS,” “our company,” “the Company,” “we,” “our” or “us” refers to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the VIEs and their subsidiaries, from time to time. Investors in the ADSs are not purchasing an equity interest in the consolidated VIEs and their subsidiaries in mainland China, but instead are purchasing an equity interest in a Cayman Islands holding company and its subsidiaries (excluding the VIEs and their subsidiaries).
Our corporate structure is subject to risks associated with our contractual arrangements with the consolidated VIEs. These contractual arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIEs and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. The enforceability of the agreements under the contractual arrangements has not been tested in a court of law. There are also uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the contractual arrangements. If our corporate structure or contractual arrangements were found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, and the relevant regulatory authorities would have discretion in dealing with such violations. As a result, we would be unable to direct the activities of the consolidated VIEs and their subsidiaries, receive their economic benefits and/or claim our contractual control rights over the assets of the VIEs and their subsidiaries that conduct substantially all of our operations in mainland China, we would no longer be able to consolidate such VIEs and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP, which would likely materially and adversely affect our financial condition and results of operations, and cause the value of our securities to significantly decline or become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Form 20-F”), which is incorporated by reference in this prospectus.
In addition, we face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data security and protection, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States, Hong Kong or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, impact our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. For more details of the risks we face related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People’s Republic of China” in our 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, as amended by the Consolidated Appropriations Act, 2023, if we have retained a registered public accounting firm to issue an audit report where the registered public accounting firm has a branch or office that is located in a foreign jurisdiction and the Public Company Accounting Oversight Board, or the PCAOB, has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, the Securities and Exchange Commission, or the SEC, will identify us as a “covered issuer,” or SEC-identified issuer; and if we were to be identified as an SEC-identified issuer for two consecutive years, the SEC would prohibit our securities (including our shares or ADSs) from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In December 2021, the PCAOB made its determinations, or the 2021 determinations, pursuant to the HFCA Act that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. In December 2022, the PCAOB vacated the previous 2021 determinations, and as a result, our auditor is no longer a registered public accounting firm that the PCAOB is unable to inspect or investigate completely as of the date of our 2024 Form 20-F or at the time of issuance of the audit report included therein. As such, we do not expect to be identified as an SEC-identified issuer following the filing of our 2024 Form 20-F. However, the PCAOB may change its determinations under the HFCA Act at any point in the future. In particular, if the PCAOB finds its ability to completely inspect and investigate registered public accounting firms headquartered in mainland China or Hong Kong is obstructed by the PRC authorities in any way in the future, the PCAOB may act immediately to consider the need to issue new determinations consistent with the HFCA Act. We cannot assure you that the PCAOB will always have complete access to inspect and investigate our auditor, or that we will not be identified as an SEC-identified issuer again in the future. If we are identified as an SEC-identified issuer again in the future, we cannot assure you that we will be able to change our auditor or take other remedial measures in a timely manner, and if we were to be identified as an SEC-identified issuer for two consecutive years, we would be delisted from Nasdaq and our securities (including our shares and ADSs) will not be permitted for trading “over-the-counter” either. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People’s Republic of China — The audit report included in this annual report is prepared by an auditor which the U.S. Public Company Accounting Oversight Board was unable to inspect and investigate completely before 2022 and, as such, our investors had been deprived of the benefits of such inspections in the past, and may be deprived of the benefits of such inspections in the future” and “— If the PCAOB determines that it is unable to inspect or investigate completely our auditor at any point in the future, our ADSs may be prohibited from trading in the United States under the HFCA Act, as amended, and any such trading prohibition on our ADSs or threat thereof may materially and adversely affect the price of our ADSs and value of your investment” in our 2024 Form 20-F.
GDS Holdings Limited is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, our company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries. Under PRC laws and regulations, our subsidiaries and the VIEs and their subsidiaries incorporated in mainland China are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC. In addition, under PRC laws, GDS Holdings Limited may provide funding to our mainland China subsidiaries only through capital contributions or intercompany loans, and to our VIEs and their subsidiaries only through intercompany loans, subject to satisfaction of applicable government registration and approval requirements. For a detailed description of how cash is transferred through our organization, see “Item 3. Key Information — Cash Flows through our Organization” in our 2024 Form 20-F.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” are to our American depositary shares, each of which represents eight Class A ordinary shares, and “ADRs” are to the American depositary receipts that evidence our ADSs;

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“Articles” or “Articles of Association” are to our Articles of Association (as amended from time to time), adopted by way of a special resolution passed on June 5, 2023 and effective on June 5, 2023;

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“CCASS” are to the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited;

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“China” and the “PRC” are to the People’s Republic of China;

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“Class A ordinary shares” are to Class A ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring a holder of a Class A ordinary share to one vote per share on any resolution tabled at our general meeting;

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“Class A shareholder(s)” are to holder(s) of Class A ordinary shares;

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“Class B ordinary shares” are to Class B ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 20 votes per share on resolutions tabled at our general meeting for (i) the election or removal of a simple majority of our directors; and (ii) any change to our Articles of Association that would adversely affect the rights of Class B shareholders, and which are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances;

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“Class B shareholder(s)” are to holder(s) of Class B ordinary shares;

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“customers” are to the end users of our company’s services;

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“DayOne” is to DayOne Data Centers Limited, formerly named DigitalLand Holdings Limited, or “GDS International” or “GDSI”. GDSI is a company incorporated in the Cayman Islands with limited liability on May 18, 2022, which was the holding company of our consolidated subsidiaries and affiliated entities conducting international business and operations outside of mainland China. On December 31, 2024, GDSI ceased to be our consolidated subsidiary and, as of that date, we owned approximately 35.6% of the equity interest of GDSI. On January 1, 2025, GDSI rebranded itself as “DayOne”. We refer to the business and/or entity of DayOne in this prospectus as “DayOne”;

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“DTC” are to The Depository Trust Company, the central book-entry clearing and settlement system for equity securities in the United States and the clearance system for our ADSs;

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“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

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“GDS,” “our company,” “the Company,” “we,” “our” or “us” are to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the VIEs and their subsidiaries, from time to time;

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“HK$” are to Hong Kong dollars, the lawful currency of Hong Kong;

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“Hong Kong” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Share Registrar” are to Computershare Hong Kong Investor Services Limited;

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“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“Memorandum” or “Memorandum of Association” are to our memorandum of association (as amended from time to time);

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“net floor area” are to the total internal area of the computer rooms within each data center where customers can house, power and cool their computer systems and networking equipment;

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“ordinary shares” are to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

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“PCAOB” are to the Public Company Accounting Oversight Board;

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“SEC” are to the United States Securities and Exchange Commission;

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“Securities Act” are to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

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“shareholder(s)” are to holder(s) of ordinary shares and, where the context requires, ADSs;

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“sqm” are to square meters;

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“STT Garnet” are to STT Garnet Pte. Ltd. (a company incorporated with limited liability in Singapore and a wholly-owned subsidiary of STT Communications Ltd, which is a wholly-owned subsidiary of Singapore Technologies Telemedia Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited);

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“Tier 1 markets” are to the areas in and around the cities of Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing;

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“U.S.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

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“U.S. GAAP” are to accounting principles generally accepted in the United States;

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“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

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“variable interest entities,” “VIE” or “VIEs” are to the variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the VATS licenses, or other business operation licenses or approvals, in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries; and

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“VATS” are to value-added telecommunications services.

Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon (i) conversion of our convertible senior notes and (ii) conversion of our convertible preferred shares.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” included in documents we file from time to time with the SEC, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:
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our goals and strategies;

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our expansion plans;

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our future business development, financial condition and results of operations;

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the expected growth of the data center and cloud services market;

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our expectations regarding demand for, and market acceptance of, our services;

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our expectations regarding keeping and strengthening our relationships with customers;

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the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

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international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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general economic and business conditions in the regions where we operate; and

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assumptions underlying or related to any of the foregoing.

In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.
The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to this registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are a leading developer and operator of high-performance data centers in China. In addition, we have a significant minority investment in DayOne, our equity investee, which develops and operates data centers in Southeast Asia and Northeast Asia. Accordingly, we derive shareholder value from our consolidated business in China and from our deconsolidated, but highly material, equity investment in DayOne.
Our facilities in mainland China are strategically located in primary economic hubs where demand for high-performance data center services is concentrated. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to access all the major telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities.
We offer colocation and managed services, including direct private connection to leading public clouds, an innovative service platform for managing hybrid clouds. Our innovative and unique platform of interconnected data centers enables cloud service providers to expand in a flexible way in their key markets, and also enables enterprises to deploy their hybrid clouds in close proximity to the networked nodes of leading public clouds.
We have a 24-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services. As of December 31, 2024, we had an aggregate net floor area of 613,583 sqm in service, 91.9% of which was committed by customers, and an aggregate net floor area of 102,691 sqm under construction, 64.1% of which was pre-committed by customers.
We believe the market for high-performance data center services in mainland China continues to grow at a strong underlying rate. Demand is driven by rapid growth in the volume of data created, transmitted, processed and stored as a result of the accelerating trend of digital transformation and the rising adoption of new technologies such as cloud computing, 5G, artificial intelligence, big data, machine learning, blockchain, internet of things, augmented and virtual reality, e-payments and digital currency. This has been strongly endorsed and further encouraged by the PRC government policies which consistently and actively support technology-driven development and the growth of the digital economy. The PRC government has promoted the concept of “new infrastructure” which includes, among other things, largescale data centers, artificial intelligence and industrial internet. The PRC government has rolled out plan for overall layout of the country’s digital development. According to the plan, important progress will be made in the construction of a digital China by 2025, with effective interconnectivity in digital infrastructure, a significantly improved digital economy, and major breakthroughs achieved in digital technology innovation. A newly formed National Bureau of Data will be responsible for overall coordination and promoting the development of digital China.
Our platform of interconnected data centers and secured expansion capacity is strategically located to address this growing demand. We develop and operate our data centers predominantly in and around Shanghai, Beijing, Shenzhen, Guangzhou, and Chengdu/Chongqing, the primary financial, commercial, industrial and communications hubs in each region. We refer to the areas in and around these hubs as Tier 1 markets. Our customers typically use our data centers in Tier 1 markets to house their mission-critical, latency-sensitive data and applications. Our data locations provide convenient access for our customers and, furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities.
In the past, our data centers were mainly clustered in key urban districts within each Tier 1 market in accordance with customer preference. In order to keep pace with demand and overcome the challenge of creating new supply, we are also developing more data centers at strategy locations on the outer edge of these markets, including on campuses we can expand capacity in multiple phases. These outer edge developments, which we still consider Tier 1 markets, enable our hyperscale customers to fulfill their requirement for larger developments of IT capacity on a single site and to upscales over time, while remaining within acceptable parameters for network latency. In addition to our presence in Tier 1 markets, we also build, operate and transfer data centers at other locations selected by our customers in order to house their offline and less critical data and applications in lower cost areas where, at times, renewable energy sources are also accessible.
In recent years, we have seen strong growth in demand for high-performance data center services internationally. We believe that a significant part of this demand originates from the top tier of China and global technology companies, with many of which we have existing customer relationships. In order to better serve our customers’ requirements, we established DayOne in 2022, with its corporate headquarters in Singapore and its own dedicated management. In order to optimize performance, DayOne has transitioned within a short period of time to become independent of GDS with a strong and diversified shareholder base consisting of leading global investors. Following the closing of DayOne’s Series B equity financing on December 31, 2024, we owned approximately 35.6% of the equity interest of DayOne in the form of ordinary shares on an as-converted basis, and therefore no longer consolidate DayOne for accounting purposes.
From its inception, DayOne focused on creating a new global data center hub known as SIJORI, which integrates Singapore, Johor in Malaysia, and the Riau Islands in Indonesia. Building on its success in SIJORI, DayOne is entering the Tokyo and Greater Bangkok markets with new developments. DayOne also has a presence in Hong Kong. As of December 31, 2024, DayOne had total power committed of 469 MW, power capacity in service of 132 MW, power capacity under construction of 369 MW, and power utilized of 123 MW.
From our inception, we have built up our own in-house data center design capability, which we believe is unparalleled in the industry. We were one of the first movers in developing high-performance data centers in mainland China, anticipating the trend for IT to become increasingly mission-critical, and then in combining high availability with larger net floor area and power capacity to meet the unprecedented requirements of hyperscale cloud service providers and large internet companies. Our data centers are largescale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT. We install high power density (which refers to the ratio of power capacity to net floor area) and optimize power usage efficiency, which enables our customers to deploy their IT systems more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers’ required standards. Within our data centers, we have also developed an innovative service platform to assist our enterprise customers to integrate and control every aspect of their hybrid cloud computing environment across their private servers and one or more public cloud service providers. As of December 31, 2024, we served 926 customers, including PRC and global hyperscale cloud service providers and large internet companies, a diverse community of financial institutions, telecommunications carriers and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. We host the largest public cloud platforms operating in mainland China, some of which are present in multiple GDS data centers. Agreements with our hyperscale cloud service provider and large internet customers generally have terms of three to ten years, while agreements with our financial institution and enterprise customers typically have terms of one to five years.

CORPORATE INFORMATION
Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

RISK FACTORS
Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital was US$175,100 divided into 3,502,000,000 ordinary shares of a par value of US$0.00005 each, of which 3,300,000,000 are designated as Class A ordinary shares, 200,000,000 are designated as Class B ordinary shares and 2,000,000 are designated as preferred shares. As of the date of this prospectus, there are 1,511,590,567 Class A ordinary shares (including 70,923,856 Class A ordinary shares issued and held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plan), 43,590,336 Class B ordinary shares and 150,000 Series A convertible preferred shares issued, fully-paid and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.
The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our Memorandum and Articles of Association, which were filed with the SEC as Exhibit 3.1 to our current report on the Form 6-K on June 5, 2023.
Registered Office, Entry Number and Objects
Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands in 2006 and our incorporation number is 178332. The Memorandum of Association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member’s shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Act.
Board of Directors
See “Item 6. Directors, Senior Management and Employees — C. Board Practices — Duties of Directors” and “— Appointment, Nomination and Terms of Directors” in our 2024 Form 20-F, which is incorporated by reference in this prospectus.
Ordinary Shares
General.   All of our outstanding ordinary shares are fully paid and non-assessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to the Articles of Association.
Voting Rights.
Class A ordinary shares and Class B ordinary shares carry equal rights, generally rank pari passu with one another and are entitled to one vote per share at general meetings of shareholders, except for only the following matters at general meetings of shareholders, with respect to which Class B ordinary shares are entitled to 20 votes per share: (i) the election of a simple majority of our directors; and (ii) any change to our Articles of Association that would adversely affect the rights of Class B shareholders. Class B ordinary shares are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances. Any Class A ordinary shares which Mr. William Wei Huang, our founder, chairman and chief executive officer, directly or indirectly acquires will be converted into Class B ordinary shares.

Voting at any meeting of shareholders is by way of a poll, unless the chairman allows a vote by show of hands on a resolution which relates purely to a procedural or administrative matter. Procedural and administrative matters are those that are not on the agenda of the general meeting and relate to the chairman’s duties to maintain the orderly conduct of the meeting or allow the business of the meeting to be properly and effectively dealt with, while affording all shareholders a reasonable opportunity to express their views.
Pursuant to our Articles of Association the following matters will be subject to ordinary resolution of the shareholders, with Class A ordinary shares and Class B ordinary shares each being entitled to one vote per share: (i) the election of two independent directors nominated by our nominating and corporate governance committee; (ii) any allotment or issuance of any of our shares or securities (in any 12-month period, whether in a single transaction or a series of transactions) equal to 10% or more of our share capital, or 10% or more of our voting power, prior to such allotment or issuance (without regard to any exemption from shareholder approval available under the Nasdaq Stock Market Rules); and (iii) any disposition of all, or 10% or more, of our undertakings or assets, as defined in our Articles of Association.
Subject to the abovementioned matters at general meetings of shareholders with respect to which Class B ordinary shares are entitled to 20 votes per share, an ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than 75% of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.
Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.
Conversion.   Class B ordinary shares are convertible into Class A ordinary shares. All Class B ordinary shares are subject to automatic conversion into Class A ordinary shares on the same business day as the first to occur of the following: (i) Mr. William Wei Huang ceasing to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis; (ii) the Foreign Investment Law in the form implemented does not require that our VIE entities as it relates to VIE entities be owned or controlled by PRC nationals or entities; (iii) the PRC law no longer requires the conduct of the businesses carried out, or contemplated to be carried out, by us in the PRC, be owned or controlled by PRC nationals or entities; (iv) the promulgation of the Foreign Investment Law as it relates to VIE entities is abandoned by the relevant authorities in the PRC; or (v) the relevant authorities in the PRC approve our VIE structure without the need for our VIE entities to be controlled by PRC nationals or entities; provided, however, that the Class B ordinary shares shall not be automatically converted upon ceasing to constitute two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis if 75% of the board of directors resolve that such automatic conversion shall, in their opinion, result in our failing to comply with any applicable foreign ownership restrictions under PRC law. Class B shareholders may elect to convert any or all of their Class B ordinary shares into Class A ordinary shares. Each Class B ordinary share is generally convertible into one Class A ordinary share, or at a conversion rate of 1:1. However, if and when the nominal amount of one Class A ordinary share changes by reason of consolidation or sub-division, the applicable conversion rate of Class B ordinary shares into Class A ordinary shares shall equal the quotient of the revised nominal amount, divided by the former nominal amount, of one Class A ordinary share.
Transfer of Ordinary Shares.
Subject to the restrictions contained in our Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Class B ordinary shares may not be assigned or transferred in whole or in part by a holder or such holder’s affiliate. Class B ordinary shares must be converted into Class A ordinary shares prior to any such assignment or transfer.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share in the circumstances set out in our Memorandum and Articles of Association. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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the ordinary shares transferred are fully paid and free of any lien in favor of us; and

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any fee related to the transfer has been paid to us; and

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the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Ordinary Shares.   Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.
Variations of Rights of Shares
If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of 75% of the votes cast of all of the shares in that class at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares
General Meetings of Shareholders
Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least 21 calendar days is required for the convening of our annual general shareholders’ meeting, and advance notice of at least 14 calendar days is required for the convening of any extraordinary general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy or by duly authorized representative, representing not less than one-third in nominal value of the total issued voting shares in our company, save that for any general meeting requisitioned according to Article 58(2)(iv), two shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than 10% of the aggregate voting power in the Company throughout the meeting shall form a quorum.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our Class A shareholders (excluding STT Garnet and its controlled affiliates) holding shares representing in aggregate not less than one-third of the issued and outstanding Class A ordinary shares of our company (calculated excluding Class A ordinary shares beneficially owned by STT Garnet or its controlled affiliates), or any one or more shareholders holding at the date of deposit of the requisition not less than 10% of the voting rights, on a one vote per share basis, in the share capital of the Company, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not requisitioned by such shareholders. When STT Garnet no longer has any director appointment right as described herein, STT Garnet will be eligible for the same right to requisition a shareholder meeting described above on the same terms as other Class A ordinary shareholders, where the one-third of the Class A ordinary shares will then be calculated based upon all Class A ordinary shares issued and outstanding. STT Garnet and the Class B shareholders also have the right to requisition a general meeting insofar as is necessary to exercise and protect their respective nomination and appointment rights.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our Articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information About Us.”
Anti-Takeover Provisions in the Memorandum and Articles of Association.
Some provisions of our Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.
Changes in Capital
We may from time to time by ordinary resolution:
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increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.
Certain Enumerated Rights under Our Articles of Association
Appointment Rights
Our Articles of Association provide that for so long as STT Garnet beneficially owns: not less than 25% of our issued and outstanding share capital, they may appoint three directors to our board of directors, including our vice-chairman; less than 25%, but not less than 15%, of our issued and outstanding share capital, they may appoint two directors to our board of directors, including our vice-chairman; and less than 15%, but not less than 8%, of our issued and outstanding share capital, they may appoint one director to our board of directors, including our vice-chairman, none of which appointments will be subject to a vote by our shareholders. Our Articles of Association also provide that for so long as STT Garnet has the right to appoint one or more directors to our board of directors, any change in the total number of directors on our board shall require the approval of the director or directors appointed by STT Garnet. The above rights of STT Garnet may not be amended without the approval of STT Garnet.
Our Articles of Association further provide that for so long as there are Class B ordinary shares outstanding, if any of the directors nominated by or subject to election by Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then the Class B shareholders may appoint an interim replacement for each such director. As of and after such time as there cease to be any Class B ordinary shares outstanding, and for so long as Mr. William Wei Huang continues to have beneficial ownership in not less than 2% of our then issued share capital, subject to certain exclusions, Mr. William Wei Huang may appoint one director (which is intended to be Mr. William Wei Huang) to our board of directors. Such appointments will not be subject to a vote by our shareholders. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.
Nomination Rights
Our Articles of Association also provide that for so long as Mr. William Wei Huang continues to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis, subject to certain exclusions, the Class B shareholders shall have the right to nominate five of our directors, all of whom will be subject to a vote at general meetings of our shareholders and with respect to whom Class B ordinary shares will be entitled to 20 votes per share. If any of the directors nominated by or subject to election by the Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then Mr. Huang may appoint another person to serve in the stead of such director. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.
Exempted Company
We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue no par value, negotiable or bearer shares;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently comply with the Nasdaq Stock Market Rules in lieu of following home country practice. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our Articles.

Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.
Mergers and Similar Arrangements.
The Companies Act permits mergers between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. In order to effect such a merger, the directors of each constituent company must approve a written plan of merger, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger will be given to the members and creditors of each constituent company and that notification of the merger will be published in the Cayman Islands Gazette. Court approval is not required for a merger which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number, representing 75 per cent. in value of each class of shareholders and creditors with whom the arrangement is to be made. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take over offer is made and accepted by holders of 90% of the shares the subject of the offer within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned or general offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.
Shareholders’ Suits.
In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors for actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association expressly provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide for the right for shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Memorandum and Articles of Association allow shareholder requisitions of general meetings under certain circumstances.
Cumulative Voting.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to the enumerated appointment and nomination rights provided to certain of our shareholders, any director (other than Mr. William Wei Huang (for so long as he is a director) and any directors appointed by STT Garnet) may be removed by way of a special resolution of the shareholders.
Transactions with Interested Shareholders.
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under our Memorandum and Articles of Association, the Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up, or our company may be dissolved, liquidated or wound up by the vote of holders of seventy five per cent. of our shares voting at a meeting.
Variation of Rights of Shares.
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class and only with the approval of the holders of such class.
Amendment of Governing Documents.
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by special resolution.
Rights of Non-Resident or Foreign Shareholders.
There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares.
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
General
JPMorgan Chase Bank, N.A., acts as the depositary for the ADSs. Each ADS represents an ownership interest in eight (8) Class A ordinary shares deposited with the custodian, as agent of the depositary. Each ADS also represents an ownership interest in any other securities, cash or other property which may be held by the depositary. Unless certificated American depositary receipts, or ADRs, are specifically requested by you, all ADSs are issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
The depositary’s office is located at JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York 10179.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder, we do not treat you as a shareholder of ours and you do not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee is the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
•
Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•
Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)   sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or
(ii)   if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.
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Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and

Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such Class A ordinary shares.
Class A ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as “deposited securities”.
Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•
the payment of fees, taxes and similar charges; or

•
compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
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to receive any distribution on or in respect of shares,

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to give instructions for the exercise of voting rights at a meeting of holders of shares,

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to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•
to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.
Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying Class A ordinary shares or other deposited securities, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our Class A ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
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a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

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a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

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in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

•
fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.
The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
(1)
amend the form of ADR;

(2)
distribute additional or amended ADRs;

(3)
distribute cash, securities or other property it has received in connection with such actions;

(4)
sell any securities or property received and distribute the proceeds as cash; or

(5)
none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.
Limitations on Obligations and Liability to ADR Holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•
compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of Class A ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:
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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People’s Republic of China law, rules or regulations or any changes therein or thereto.
Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities for the delivery and receipt of ADRs.
Pre-release of ADSs
In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).
Appointment
In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Conversion Between ADS and Class A Ordinary Shares
In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which is maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Conyers Trust Company (Cayman) Limited.
All Class A ordinary shares offered in the Hong Kong IPO are registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register are able to convert these shares into ADSs, and vice versa.
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the Nasdaq and the Hong Kong Stock Exchange, we moved a portion of our issued Class A ordinary shares that are represented by ADSs from our Cayman share register to our Hong Kong share register.
Our ADSs
Our ADSs representing our Class A ordinary shares are traded on the Nasdaq Global Market, or Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. dollars.
ADSs may be held either:
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directly, by having a certificated ADS, or an ADR, registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

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indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company.

Converting Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, JP Morgan Chase Bank, N.A., Hong Kong Branch, or the custodian, in exchange for ADSs.
A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

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If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

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If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, and deliver such conversion form to the custodian.

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Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
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To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

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Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the cancelled ADSs to the CCASS account designated by an investor.

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If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements
Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:
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production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman Share Registrars are closed or at any time if the depositary or we determine it advisable to do so or if it would violate any applicable law or the Depository’s policies and procedures.
All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.
Governing Law
The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).
By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.
In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.
King & Wood Mallesons has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. King & Wood Mallesons has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there exists no treaty or other form of reciprocal arrangement between China and the United States governing the recognition and enforcement of judgments as of the date of this registration statement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty on whether and on what basis a PRC court will recognize or enforce a judgment ruled by a United States court.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class A ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.
We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of shares of our ordinary shares beneficially owned by such selling shareholder and the number of our Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any offering price to the public;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts
If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Electronic auctions
We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of GDS Holdings Limited as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

•
all exhibits to our current report on Form 6-K for May 2025, furnished to the SEC on May 27, 2025 (the “May 27 Form 6-K”), including Exhibit 99.1, titled “Index to Unaudited Condensed Consolidated Financial Statements,” Exhibit 99.2, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Exhibit 99.3, titled “Risk Factors”;

•
the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, as updated by Exhibit 2.4 to our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025 and all future amendments and reports filed for the purpose of updating that description;

•
any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•
any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People’s Republic of China
+86-21-2029-2200
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s Memorandum and Articles of Association provide that officers and directors of the registrant will be indemnified out of the assets and profits of the registrant from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to such directors or officers.
Under the indemnification agreements with our directors and executive officers, the form of which was filed as Exhibit 10.14 to our registration statement on Form F-1 originally filed with the SEC on October 4, 2016, as amended (File No. 333-213951), we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Any underwriting agreement entered into in connection with an offering of our securities may also provide for indemnification of us and our officers and directors in certain cases.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 9.   EXHIBITS
See Exhibit Index beginning on page II-4 of this registration statement.
ITEM 10.   UNDERTAKINGS.
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
4.1
Registrant’s Specimen American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3) (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form F-1, as amended (File No. 333-213951), initially filed with the SEC on October 4, 2016)

4.2
Registrant’s Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1, as amended (File No. 333-213951), initially filed with the SEC on October 4, 2016)

4.3	Registrant’s Form of Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to our Current Report on Form 6-K (File No. 001-37925), furnished to the SEC on October 27, 2020)
4.4
Form of Deposit Agreement, among the Registrant, JPMorgan Chase Bank, N.A., as depositary and holders of the American Depositary Receipts (incorporated by reference to Exhibit (a) to our Registration Statement on Form F-6 (File No. 333-249704) with respect to American depositary shares representing our Class A ordinary shares, filed with the SEC on October 28, 2020)

4.5
Sixth Amended and Restated Members Agreement, dated May 19, 2016 (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form F-1 (File No. 333-213951), initially filed with the SEC on October 4, 2016)

4.6
Sixth Amended and Restated Voting Agreement, dated May 19, 2016 (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form F-1 (File No. 333-213951), initially filed with the SEC on October 4, 2016)

4.7
Sixth Amended and Restated Right of First Refusal And Co-sale Agreement, dated May 19, 2016 (incorporated by reference to Exhibit 4.7 to our Registration Statement on Form F-1 (File No. 333-213951), initially filed with the SEC on October 4, 2016)

4.8
Investor Rights Agreement, dated October 23, 2017, between the Registrant, Cheetah Asia Holdings LLC, CyrusOne LLC and Mr. William Wei Huang (only with respect to Article I (insofar as and only to the extent to which such Definitions are used in the other sections with respect to which Mr. Huang is entering into this Agreement), Section 2.2, and Article VI) (incorporated by reference to Exhibit 99.2 to our Current Report on Form 6-K (File No. 001-37925), initially filed with the SEC on October 24, 2017)

4.9
Investor Rights Agreement, dated October 23, 2017, between the Registrant, SBCVC Fund II, L.P., SBCVC Company Limited, SBCVC Fund II-Annex, L.P., SBCVC Venture Capital and SBCVC Fund III, L.P. (incorporated by reference to Exhibit 99.4 to our Current Report on Form 6-K (File No. 001-37925), initially filed with the SEC on October 24, 2017)

4.10
Investor Rights Agreement, dated March 13, 2019, by and among the Registrant and PA Goldilocks Limited (incorporated by reference to Exhibit 99.4 to our Current Report on Form 6-K (File No. 001-37925), initially filed with the Securities and Exchange Commission on March 13, 2019)

4.11
Amendment No. 1 to Investor Rights Agreement, dated June 26, 2020, between the Registrant and PA Goldilocks Limited (incorporated by reference to Exhibit 4.11 to our Registration Statement on Form F-3 (File No. 333-252680), initially filed with the SEC on February 3, 2021)

4.12
Investor Rights Agreement, dated June 26, 2020, by and among the Registrant, Gaoling Fund, L.P. and YHG Investment, L.P. (incorporated by reference to Exhibit 4.12 to our Registration Statement on Form F-3 (File No. 333-252680), initially filed with the SEC on February 3, 2021)

4.13
Investor Rights Agreement, dated June 26, 2020, between the Registrant and STT GDC Pte. Ltd. (incorporated by reference to Exhibit 4.13 to our Registration Statement on Form F-3 (File No. 333-252680), initially filed with the SEC on February 3, 2021)

Exhibit Number	Description of Document
4.14
Amendment No. 1 to Investor Rights Agreement, dated August 4, 2020, between the Registrant and STT GDC Pte. Ltd. (incorporated by reference to Exhibit 99.2 to the Amendment No. 10 to Schedule 13D of Singapore Technologies Telemedia Pte Ltd (File No. 005-89829), initially filed with the SEC on August 6, 2020)

4.15
Amendment No. 2 to Investor Rights Agreement, dated February 20, 2022, between the Registrant and STT GDC Pte. Ltd. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 6-K for February 2022 (File No. 001-37925), initially filed with the SEC on February 22, 2022)

4.16††
Investor Rights Assignment Agreement, dated May 29, 2024, among the Registrant, STT GDC Pte. Ltd. and STT Garnet Pte. Ltd. (incorporated by reference to Exhibit 4.89 to our Annual Report on Form 20-F for the Fiscal Year Ended December 31, 2024 (File No. 001-37925), initially filed with the SEC on April 28, 2025)

5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of King & Wood Mallesons regarding certain PRC tax matters
23.1**	Consent of KPMG, Independent Registered Public Accounting Firm
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of King & Wood Mallesons (included in Exhibit 8.1)
24.1**	Powers of Attorney (included as part of signature page)
107**	Filing Fee Table

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.

**
Filed with this registration statement on Form F-3.

†
As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Company has not filed with this registration statement certain instruments defining the rights of holders of long-term debt of the Company and its subsidiaries because the total amount of securities authorized under any such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreement to the Commission upon request.

††
Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai on May 27, 2025.
GDS HOLDINGS LIMITED
By:
/s/ William Wei Huang

Name:
William Wei Huang

Title:
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of William Wei Huang and Daniel Newman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on May 27, 2025.
Name	Title
/s/ William Wei Huang William Wei Huang	Chairman and Chief Executive Officer (principal executive officer)
/s/ Daniel Newman Daniel Newman	Chief Financial Officer (principal financial and accounting officer)
/s/ Sio Tat Hiang Sio Tat Hiang	Vice-chairman
/s/ Satoshi Okada Satoshi Okada	Director
/s/ Bruno Lopez Bruno Lopez	Director
/s/ Liu Chee Ming Liu Chee Ming	Director
/s/ Lim Ah Doo Lim Ah Doo	Director
/s/ Bin Yu Bin Yu	Director
/s/ Zulkifli Baharudin Zulkifli Baharudin	Director
/s/ Chang Sun Chang Sun	Director
/s/ Gary J. Wojtaszek Gary J. Wojtaszek	Director
/s/ Judy Qing Ye Judy Qing Ye	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Under the Securities Act, the undersigned, the duly authorized representative in the United States of GDS Holdings Limited, has signed this registration statement in New York, New York, on May 27, 2025.
COGENCY GLOBAL INC.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice President on behalf of
Cogency Global Inc.